UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Convergys Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to Proxy Statement
The following information supplements the proxy statement (the “Proxy Statement”) filed by Convergys Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 16, 2018 in connection with the Company’s 2018 Annual Meeting of Shareholders to be held on April 25, 2018. This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC on March 30, 2018. Capitalized terms used in this supplement and not otherwise defined have the meaning given to them in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
The information in this Supplement supplements the information in the Proxy Statement under “Proposal No. 4: Approval of the Convergys Corporation 2018 Long-Term Incentive Plan” as follows:
By adding the following disclosure as new paragraphs following the existing paragraph under “Administration and Eligibility” on page 19 of the Proxy Statement:
Executive officers, non-executive officer employees, non-employee directors and non-employee advisors of the Company and its subsidiaries are eligible to participate in the LTIP. As of March 16, 2018, we expect that all of our non-employee directors (currently eight), all of our executive officers (currently four), approximately 530 non-executive officer employees of the Company and its subsidiaries, and no non-employee advisors will be eligible to receive awards under the LTIP.
The basis for participation in the LTIP is the decision of the Compensation and Benefits Committee, in its sole discretion, that an award to an eligible participant will support the LTIP’s purposes of furthering our long-term growth, reinforcing the commonality of interest between our shareholders and the participants in the LTIP, and attracting and retaining individuals of outstanding abilities and specialized skills. In exercising its discretion, the Compensation and Benefits Committee may consider the recommendations of management and may delegate authority to one or more officers of the Company to grant awards to employees who are not Section 16 officers.